Filed Pursuant to Rule 433
Registration No. 333-158385
November 18, 2010
FREE WRITING PROSPECTUS (“FWP”)
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement No. 4 dated October 22, 2010)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“AMPS”)

}	AMPSTM linked to a weighted basket consisting of the iShares® MSCI Emerging Markets Index Fund, the iShares® MSCI EAFE Index Fund and the SPDR Trust Series 1

}	3 year maturity

}	2x exposure to any positive return in the reference asset, subject to a maximum return of 42.5%

}	Protection from the first 10% of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplement no. 4 Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-16 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement and page US4-2 of the accompanying underlying supplement no. 4.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security / Total	$1,000 /

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 1.00% per $1,000 Principal Amount of securities in connection with the distribution of the securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-16 of this free writing prospectus.

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (AMPS)
Linked to a weighted basket of consisting of EEM, EFA and SPY

This FWP relates to a single offering of AMPSTM by HSBC USA Inc. linked to the performance the Reference Asset as indicated below.

Reference Asset	Reference Asset Components	Component Weighting	Maximum Cap	CUSIP
EEM/EFA/SPY Basket	iShares® MSCI Emerging Markets Index Fund (“EEM”) iShares® MSCI EAFE Index Fund (“EFA”) SPDR Trust Series 1 (“SPY”)	28.00% 28.00% 44.00%	42.50%	4042K1AS2

Indicative Terms*

Principal Amount	$1,000 per security
Term	3 years
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the Maximum Cap
Buffer Value	-10%
Downside Leverage Factor	1.11111
Payment at Maturity per security
If the underlying Reference Return is greater than zero, you will receive the lesser of:
a) $1,000 + ($1,000 × Reference Return ×  Upside Participation Rate)
b) $1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:
$1,000 (zero return)

If the Reference Return is less than the Buffer Value:
$1,000 + [$1,000 × (Reference Return + 10%)× 1.11111]
For example, if the Reference Return is less than the Buffer Value, you will lose 1.11111% of the Principal Amount of your securities for every 1% decline in the Final Value as compared to the Initial Value.  If the Reference Return is less than the Buffer Value you could lose 100% of your initial investment.

Reference Return	Final Value –Initial Value Initial Value
Initial Value	See page FWP-4
Final Value	See page FWP-4
Pricing Date	November 18, 2010
Trade Date	November 18, 2010
Original Issue Date	November 23, 2010
Maturity Date	November 25, 2013
* As more fully described beginning on page FWP-4.

The AMPSTM

For investors who believe the Reference Asset will appreciate over the term of the AMPS, the AMPS provide an opportunity for accelerated returns (subject to the Maximum Cap). If the Reference Return is below the Buffer Value, then you will lose 1.11111% of the Principal Amount of your securities for every 1% decline in the Reference Asset beyond -10%.

If the Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the Reference Asset appreciation up to the Maximum Cap.  Should the Reference Asset decline, you will lose 1.11111% of your investment for every 1% decline in the Reference Asset beyond the -10% Buffer Value.  You could lose up to 100% of your initial investment.

The offering period for the AMPS is through November 18, 2010

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Payoff Example The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and the 42.5% Maximum Cap.

Information about the Reference Asset

The following graph illustrates the hypothetical weekly historical performance of the EEM/EFA/SPY Basket from November 30, 2005 through November 12, 2010 based on information from Bloomberg Professional® service, if the level of the Basket was made to equal 100 on November 30, 2005.  The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no Potential Adjustment Event occurred from November 30, 2005 through November 12, 2010 for any Reference Asset Component.  Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Basket will result in the return of your initial investment.  You may lose up to 100% of your investment.

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HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (AMPS)

Linked to a weighted basket consisting of the iShares® MSCI Emerging Market Index Fund, the iShares® MSCI EAFE Index Fund and the SPDR
Trust Series 1

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. The offering of securities will have the respective terms described in this free writing prospectus and the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is negative, lose up to 100% of your principal.

This free writing prospectus relates to a single of securities linked to the performance of a weighted basket (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The underlying basket consisting of three index funds (each, a “Reference Asset Component”), as indicated below

Reference Asset	Reference Asset Components	Upside Participation Rate	Maximum Cap	CUSIP/ISIN
EEM/EFA/SPY Basket:	iShares® MSCI Emerging Markets Index Fund (“EEM”) iShares® MSCI EAFE Index Fund (“EFA) SPDR Trust Series 1 (“SPY”)	200%	42.50%	4042K1AS2/

Trade Date:	November 18, 2010
Pricing Date:	November 18, 2010
Original Issue Date:	November 23, 2919
Final Valuation Date:	November 22, 2013. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement no. 4.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be November 25, 2013.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement no. 4.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Component Weighting:	With respect to the EEM, 28.00%, with respect to the EFA, 28.00% and with respect to the SPY, 44.00%.

Final Settlement Value:
If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate)
(b) $1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 10%) × Downside Leverage Factor]

Under these circumstances, you will lose 1.11111% of the Principal Amount of your securities for each 1% that the Reference Return is below the Buffer Value.  For example, if the Reference Return is -30%, you will suffer a 33.3333% loss and receive 66.6667% of the Principal Amount.  If the Reference Return is less than the Buffer

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Value, you may lose up to 100% of your investment.
Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Value –Initial Value Initial Value
Buffer Value:	-10%
Downside Leverage Factor:	1.11111
Initial Value:	Set equal to 100 on the Pricing Date.
Final Value:	The respective Official Closing Value on the Final Valuation Date.
Closing Value:
On any scheduled trading day, the Reference Asset Closing Value will be calculated as follows:
100 × [1 + (sum of the Reference Asset Component Return multiplied by the respective Component Weighting for each Reference Asset Component)]
Each of the Reference Asset Component Returns set forth in the formula above refers to the return for the Reference Asset Component, which reflects the performance of the Reference Asset Component, expressed as the percentage change from the Initial Price of that Reference Asset Component to the Final Price of that Reference Asset Component.

Initial Price:	With respect to each Reference Asset Component, the Official Closing Price (as defined below) of the respect Reference Asset Component as determined by the calculation agent on the Pricing Date.
Final Price:
With respect to each Reference Asset Component, the Official Closing Price of the respective Reference Asset Component on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Official Closing Price:
With respect to each Reference Asset Component, the Official Closing Price on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the EEM, “EEM <Equity>”, with respect to the EFA, “EFA <Equity>” and with respect to the SPY,  “SPY<Equity>”) or, for each Reference Asset Component, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to a single security offering  linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset.  We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009 and the underlying supplement no. 4 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and an underlying supplement no. 4) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a)  $1,000 + ($1,000 × Reference Return × Upside Participation Rate)

(b)  $1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%) × Downside Leverage Factor]

Under these circumstances, you will lose 1.11111% of the Principal Amount of your securities for every 1% that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% loss, if the Reference Return is -30%, you will suffer a

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33.3333% loss and receive 66.6667% of the Principal Amount.  You should be aware that if the Reference Return is less than the Buffer Value, you may lose up to 100% of your investment.

Interest

The securities will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Issuer

With respect to each Reference Asset Component, iShares, Inc. is the reference issuer.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}
You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

}	You are willing to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1.11111-to-1 basis for each percentage point that the Reference Return is less than -10%.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset Components, or the Reference Asset Components themselves.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

}	You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.

}	You are unwilling to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1.11111-to-1 basis for each percentage point that the Reference Return is below -10%.

}	You seek an investment that provides some level of principal protection.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid to holders of stocks comprising the Reference Asset Components, or the Reference Asset Components themselves.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement, page PS-4 of the accompanying product supplement and page US4-2 of underlying supplement no. 4.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset Components or the Reference Asset Components themselves.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying underlying supplement no. 4, the accompanying product supplement and the accompanying prospectus supplement, including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Certain Notes with More than One Instrument Comprising the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}
“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and to a Lesser Extent, Foreign Markets” in underlying supplement no. 4 with regard to the EEM and EFA;

}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4 with regard to EEM and EFA; and

}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 4 with regards to EEM.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed on a leveraged basis to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%.  If the Reference Asset declines by more than the Buffer Value, you will lose 1.11111% of your investment for every 1% decline in the Reference Asset beyond the Buffer Value.  Accordingly, if the Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 100% of your investment at maturity if the Reference Return is negative.

The appreciation on the securities is limited by the Maximum Cap.

You will not participate in any appreciation in the value of the Reference Asset (as magnified by the Upside Participation Rate) beyond the Maximum Cap of 42.50%.  You will not receive a return on the securities greater than the Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

No interest or dividend payments or voting rights.

As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks comprising the Reference Asset Components or the Reference Asset Components themselves would have.

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Changes in the prices of the Reference Asset Components may offset each other.

Movements in the prices of the Reference Asset Components may not correlate with each other. At a time when the price of one of the Reference Asset Components increases, the prices of the other Reference Asset Components may not increase as much or may even decline. Therefore, in calculating the Final Value and therefore the Reference Return and Final Settlement Value, increases in the price of one or more of the Reference Asset Components may be moderated, or more than offset, by lesser increases or declines in the prices of the other Reference Asset Components. As a result, the Final Settlement Value may be adversely affected even if the value of some of the Reference Asset Components increase during the term of the securities.  Furthermore, because the Component Weighting of the SPY is greater than the Component Weightings of the other two Reference Asset Components that make up the Reference Asset, poor performance of the SPY will have a disproportionately large negative impact on the Final Settlement Value.

The Downside Leverage Factor increases losses

The securities are leveraged investments.  The Downside Leverage Factor enhances any loss to you as a holder of the securities.  Therefore, if Reference Return is less than the Buffer Level, for each 1% difference between the Reference Return and the Buffer Level, you will lose 1.1111% of your Principal Amount. Accordingly, if the Reference Return is less than the Buffer Level, your loss on the Notes will be increased by the Downside Leverage Factor and may be 100%.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Asset Component, such as stock splits or extraordinary dividends the calculation agent may make adjustments to the relevant Final Price on the Final Valuation Date which may affect your Final Settlement Value. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Asset Component. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Asset Component, the market price of the securities and the Final Settlement Value may be materially and adversely affected.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations”

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in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Value.  We cannot predict the Final Value of the Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your securities are linked or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples reflect the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Maximum Cap:	42.50%

}	Downside Leverage Factor:	1.11111

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
100.00%	$1,425.00	42.5000%
80.00%	$1,425.00	42.5000%
60.00%	$1,425.00	42.5000%
40.00%	$1,425.00	42.5000%
21.25%	$1,425.00	42.5000%
20.00%	$1,400.00	40.0000%
15.00%	$1,300.00	30.0000%
10.00%	$1,200.00	20.0000%
5.00%	$1,100.00	10.0000%
2.00%	$1,040.00	4.0000%
1.00%	$1,020.00	2.0000%
0.00%	$1,000.00	0.0000%
-1.00%	$1,000.00	0.0000%
-2.00%	$1,000.00	0.0000%
-5.00%	$1,000.00	0.0000%
-10.00%	$1,000.00	0.0000%
-15.00%	$944.44	-5.5555%
-20.00%	$888.89	-11.1111%
-30.00%	$777.78	-22.2222%
-40.00%	$666.67	-33.3333%
-60.00%	$444.44	-55.5555%
-80.00%	$222.22	-77.77777%
-100.00%	$0.00	-100.0000%

The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The Reference Return is 15.00%.

Reference Return:	15.00%
Final Settlement Value:	$1,300.00

Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the Maximum Cap, the Final Settlement Value would be $1,300.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

FWP-11

= $1,000 + ($1,000 × 15.00% × 200%)

= $1,300.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 200% when such Reference Return is positive and if such amount is equal to or less than the Maximum Cap.

Example 2: The Reference Return is 40.00%.

Reference Return:	40.00%
Final Settlement Value:	$1,425.00

Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the Maximum Cap, the Final Settlement Value would be $1,425.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 42.50%)

= $1,425.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the Reference Return is positive and if such Reference Return multiplied by 200% exceeds the Maximum Cap.

Example 3: The Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 4: The Reference Return is -30%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Here, the Reference Return is -30.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $777.78 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%) × 1.11111]

= $1,000 + [$1,000 × (-30.00% + 10%) × 1.11111]

= $777.78

Example 4 shows that you will lose 1.11111% of the Principal Amount of your securities for every 1% decline in the Reference Asset beyond -10%.  YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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INFORMATION RELATING TO THE REFERENCE ASSET

The iShares® MSCI Emerging Markets Index Fund

Description of the EEM

The EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The Emerging Markets Index is intended to measure the performance of equity markets in the global emerging markets. As of November 17, 2010, the MSCI Emerging Markets Index consisted of the following 21 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

For more information about the EEM, see “The iShares® MSCI Emerging Markets Index Fund” on page US4-22 of the accompanying underlying supplement no. 4.

Historical Performance of the EEM

The following graph sets forth the historical performance of the EEM based on the daily historical closing prices from 11/30/2005 to 11/17/2010 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the EEM should not be taken as an indication of future performance.  The historical prices set forth in the graph and table below have been adjusted for 3-for-1 stock splits that went effective on June 9, 2005 and July 24, 2008.

The historical prices of the EEM should not be taken as an indication of future performance, and no assurance can be given as to the EEM closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$24.72	$21.18	$22.54
4/1/2005	6/30/2005	$24.39	$21.53	$23.83
7/1/2005	9/30/2005	$28.38	$23.67	$28.32
10/3/2005	12/30/2005	$30.00	$24.95	$29.40
1/3/2006	3/31/2006	$33.79	$30.00	$33.02
4/3/2006	6/30/2006	$37.08	$27.12	$31.23
7/3/2006	9/29/2006	$33.33	$29.03	$32.29
10/2/2006	12/29/2006	$38.26	$31.63	$38.10
1/3/2007	3/30/2007	$39.85	$34.52	$38.75
4/2/2007	6/29/2007	$44.62	$38.74	$43.82
7/2/2007	9/28/2007	$50.49	$37.15	$49.78
10/1/2007	12/31/2007	$55.83	$47.22	$50.10
1/2/2008	3/31/2008	$50.75	$40.68	$44.79
4/1/2008	6/30/2008	$52.48	$44.43	$45.19
7/1/2008	9/30/2008	$44.76	$30.88	$34.53
10/1/2008	12/31/2008	$34.29	$18.22	$24.97
1/2/2009	3/31/2009	$27.28	$19.87	$24.81
4/1/2009	6/30/2009	$34.88	$24.72	$32.23
7/1/2009	9/30/2009	$39.51	$30.25	$38.91
10/1/2009	12/31/2009	$42.52	$37.30	$41.50
1/4/2010	3/31/2010	$43.47	$35.01	$42.12
4/1/2010	6/30/2010	$44.02	$35.21	$37.32
7/1/2010	9/30/2010	$44.99	$36.76	$44.77
10/1/2010*	11/17/2010*	$48.62	$35.01	$46.40

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 17, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.  The closing price of EEM on November 17, 2010 was $46.40

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The iShares® MSCI EAFE Index Fund

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the Underlying Index of the EFA. As of November 17, 2010, the MSCI EAFE® Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” on page US4-25 of the accompanying underlying supplement no. 4.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the weekly historical closing prices from 11/30/2005 to 11/17/2010 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the EFA should not be taken as an indication of future performance.  The historical prices set forth in the graph and table below have been adjusted for a 3-for-1 stock split that went effective on June 9, 2005.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the EFA closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$55.36	$51.14	$52.92
4/1/2005	6/30/2005	$53.92	$51.12	$52.35
7/1/2005	9/30/2005	$58.57	$51.24	$58.09
10/3/2005	12/30/2005	$60.95	$54.58	$59.42
1/3/2006	3/31/2006	$65.52	$60.25	$64.99
4/3/2006	6/30/2006	$70.65	$59.40	$65.35
7/3/2006	9/29/2006	$68.52	$60.94	$67.78
10/2/2006	12/29/2006	$74.66	$67.61	$73.26
1/3/2007	3/30/2007	$77.18	$70.95	$76.27
4/2/2007	6/29/2007	$81.79	$76.05	$80.63
7/2/2007	9/28/2007	$85.50	$67.99	$82.56
10/1/2007	12/31/2007	$86.49	$78.00	$78.50
1/2/2008	3/31/2008	$79.22	$65.63	$71.90
4/1/2008	6/30/2008	$78.76	$68.06	$68.70
7/1/2008	9/30/2008	$68.39	$52.36	$56.30
10/1/2008	12/31/2008	$56.42	$35.53	$44.87
1/2/2009	3/31/2009	$45.61	$31.56	$37.59
4/1/2009	6/30/2009	$49.18	$37.28	$45.81
7/1/2009	9/30/2009	$56.31	$43.49	$54.70
10/1/2009	12/31/2009	$57.66	$52.42	$55.30
1/4/2010	3/31/2010	$58.00	$49.94	$56.00
4/1/2010	6/30/2010	$58.08	$45.86	$46.51
7/1/2010	9/30/2010	$55.81	$46.45	$54.92
10/1/2010*	11/17/2010*	$59.50	$54.46	$56.35

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 17, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.  The closing price of the EFA on November 17, 2010 was $56.35

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The SPDR Trust Series 1

Description of the SPY

The SPY’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index. The SPY holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations.

For more information about the SPY, see “The SPDR Trust Series 1” on page US4-27 of the accompanying underlying supplement no. 4.

Historical Performance of the SPY

The following graph sets forth the historical performance of the SPY based on the daily historical closing prices from 11/30/2005 to 11/17/2010 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the SPY should not be taken as an indication of future performance.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the EFA closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$123.25	$116.27	$118.05
4/1/2005	6/30/2005	$121.91	$113.55	$119.17
7/1/2005	9/30/2005	$124.74	$118.28	$123.02
10/3/2005	12/30/2005	$128.08	$116.88	$124.50
1/3/2006	3/31/2006	$131.47	$124.40	$129.84
4/3/2006	6/30/2006	$132.77	$122.34	$127.25
7/3/2006	9/29/2006	$133.98	$122.49	$133.57
10/2/2006	12/29/2006	$143.24	$132.66	$141.66
1/3/2007	3/30/2007	$146.39	$136.75	$142.07
4/2/2007	6/29/2007	$154.40	$140.89	$150.38
7/2/2007	9/28/2007	$156.00	$137.00	$152.67
10/1/2007	12/31/2007	$157.52	$140.66	$146.39
1/2/2008	3/31/2008	$146.99	$126.00	$131.89
4/1/2008	6/30/2008	$144.30	$127.04	$128.04
7/1/2008	9/30/2008	$131.50	$110.97	$116.54
10/1/2008	12/31/2008	$116.69	$74.35	$90.33
1/2/2009	3/31/2009	$94.45	$67.10	$79.44
4/1/2009	6/30/2009	$96.11	$78.33	$91.92
7/1/2009	9/30/2009	$108.06	$87.01	$105.56
10/1/2009	12/31/2009	$113.03	$101.99	$111.44
1/4/2010	3/31/2010	$118.10	$104.58	$116.99
4/1/2010	6/30/2010	$122.12	$102.88	$103.22
7/1/2010	9/30/2010	$115.79	$101.13	$114.12
10/1/2010*	11/17/2010*	$122.94	$106.46	$118.21

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 17, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.  The closing price of the SPY on November 17, 2010 was $118.21.

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The EEM/EFA/SPY Basket

The following graph illustrates the hypothetical weekly historical performance of the EEM/EFA/SPY Basket from November 30, 2005 through November 17, 2010 based on information from Bloomberg Professional® service, if the level of the Basket was made to equal 100 on November 30, 2005.  The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no Potential Adjustment Event occurred from November 30, 2005 through November 17, 2010 for any Reference Asset Component.  Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Basket will result in the return of your initial investment.  You may lose up to 100% of your investment.

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the securities.  The accelerated Maturity Date will be the third business day following the date of acceleration, and on the such accelerated Maturity Date you be entitled to receive $1,000 per $1,000 Principal Amount of securities you hold.

For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 1.00%, or  $10.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

FWP-16

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin LLP. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin LLP, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain.  In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Reference Asset Components). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether the issuer of any stock owned by one or more of the Reference Asset Components would be treated as either a “passive foreign investment company” (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes.  In the event that the issuer of any stock owned by one or more of the Reference Asset Components were treated as a PFIC or USRPHC, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock owned by the Reference Asset Components and consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock owned by one or more of the Reference Asset Components is or becomes a PFIC or USRPHC.

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes gains from a disposition of a security) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. Prospective investors in the securities should consult their tax advisors regarding the possible applicability of this tax to an investment in the securities.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS
Free Writing Prospectus
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Buffered Accelerated Market
Participation Securities

November 18, 2010

FREE WRITING PROSPECTUS

General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-11
Information Relating to the Reference Asset	FWP-13
Events of Default and Acceleration	FWP-16
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-16
Certain U.S. Federal Income Tax Considerations	FWP-17
Underlying Supplement No. 4
Risk Factors	US4-2
The DIAMONDS® Trust, Series 1	US4-9
The POWERSHARES QQQ TRUSTSM, SERIES 1	US4-12
The iShares® MSCI Mexico Investable Market Index Fund	US4-14
The iShares® MSCI Brazil Index Fund	US4-19
The iShares® MSCI Emerging Markets Index Fund	US4-22
The iShares® MSCI EAFE Index Fund	US4-25
The SPDR Trust Series 1	US4-27
The Market Vectors Gold Miners ETF	US4-26
The Oil Service HOLDRSSM Trust	US4-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US4-32
The iShares® FTSE/Xinhua China 25 Index Fund	US4-36
The iShares® S&P Latin America 40 Index Fund	US4-39
The Financial Select Sector SPDR® Fund	US4-42
The Semiconductor HOLDRSSM Trust	US4-46
The iShares® Dow Jones Transportation Average Index Fund	US4-48
The Energy Select SPDR® Fund	US4-50
The Health Care Select SPDR® Fund	US4-53
Other Components	US4-56
Additional Terms of the Notes	US4-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59